TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Transition Agreement”) is entered into by and between Jason Green (“Executive”) and National Instruments Corporation (“Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) as of the Effective Date (as defined below).

RECITALS

WHEREAS, Executive is employed at-will by the Company;

WHEREAS, Executive entered into an Executive Employment Agreement and accompanying At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (“Confidentiality Agreement”) with the Company on or about February 22, 2021, which is attached hereto as Exhibit A;
WHEREAS, the Company has granted Executive service-based restricted stock unit awards and performance-based restricted stock unit awards covering shares of the Company’s common stock (the “Equity Awards”), pursuant to the terms and conditions of the applicable Company equity plan and award agreements thereunder (collectively, the “Equity Documents”);

WHEREAS, the Parties desire that Executive begin transitioning his role as of November 15, 2022 (the “Transition Date”) and provide transition duties as requested by the Company through December 31, 2022 (the “Separation Date”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS
1. Consideration.  In consideration of Executive’s execution of this Transition Agreement, and contingent upon Executive’s fulfillment of all of the terms and conditions set forth herein, and provided Executive does not revoke this Transition Agreement under Section 6 below, the Company agrees as follows:
a. Continued Employment During Transition Period.  Upon the Transition Date, Executive will be expected to perform transition duties as requested by the Company through the Separation Date (the period between the Transition Date and the Separation Date shall be referred to as the “Transition Period”). Executive agrees that during the Transition Period, Employee will remain cooperative with the Company and its executive leadership in good faith and will continue to materially comply with all Company policies as well as his obligations under this Agreement, including, but not limited to, his non-disparagement obligations in Section 10 below.  The Company will continue to pay Executive’s base salary at his current rate until the Separation Date, less applicable withholdings, and in accordance with the Company’s regular payroll practices.  Executive’s other Company employee benefits shall continue during the Transition Period, subject to the terms of the applicable policies and plans.  Executive also shall continue to vest under any applicable Equity Award grants during the Transition Period, subject to the terms and conditions of any applicable Equity Documents.
b. Separation Agreement and Release. The Parties understand and agree that upon completion of the Transition Period, Executive will be eligible for the benefits offered under the Separation Agreement and Release (“Separation Agreement”) attached hereto as Exhibit B; provided that Executive signs and does not revoke the Separation Agreement and that such agreement becomes effective under its terms. Executive acknowledges and agrees that he has received adequate consideration pursuant to this Transition Agreement and the Separation Agreement attached hereto, and Executive agrees to execute the Separation Agreement on or after the Separation Date.  Executive further agrees that continued employment during the Transition Period, as well as the payment of salary and the provision of benefits during the Transition Period, are expressly conditioned upon his agreement to execute the Separation Agreement on or after the Separation Date.  Executive acknowledges and agrees that any benefits or consideration offered under the Separation Agreement are expressly conditioned upon Executive signing that agreement, and such agreement becoming effective under its terms.

c. Transition Services. The Company agrees to provide Executive a payment of Ten Thousand Dollars and No Cents ($10,000.00) to be used for Executive to retain executive transition outplacement services through a provider of his choosing. This payment will be made to Executive within ten (10) business days after the Effective Date of this Transition Agreement.
d. Acknowledgement. Executive acknowledges that without this Transition Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1.

2. Equity Awards.  The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to receive from the Company, pursuant to the vesting of outstanding Equity Awards, Executive will be considered to have vested only up to the Separation Date; provided, however, that Executive is eligible for acceleration of vesting of certain Equity Awards subject to service-based vesting as set forth in Section 1(c) of the Separation Agreement.  For the avoidance of any doubt, Executive’s PRSU (performance RSUs) vesting set in December 2022 will be awarded provided that Executive fulfills the conditions of this Transition Agreement, including but not limited to, his obligations under Section 1(a) above. All unvested shares subject to outstanding Equity Awards as of the Separation Date will terminate on the Separation Date (excluding, for avoidance of doubt, any shares for which vesting is accelerated under Section 1(c) of the Separation Agreement). Other than as set forth in Section 1(c) of the Separation Agreement, the Equity Awards shall continue to be governed by the terms and conditions of the Equity Documents.

3. Payment of Salary and Receipt of All Benefits.  Executive acknowledges and represents that, other than the consideration set forth in this Transition Agreement and the Separation Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, vesting, and any and all other benefits and compensation that may be due to Executive.

4. Release of Claims.  Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organizations or co-employers, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, “Releasees”). Executive, on his behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any Releasee arising from any omissions, acts, facts, or damages occurring up until and including the date Executive signs this Transition Agreement, including, without limitation:

a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
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b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the Texas Payday Act, the Texas Workers’ Compensation Act, and Chapter 21 of the Texas Labor Code (also known as the Texas Commission on Human Rights Act);

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Transition Agreement; and

h. any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything to the contrary herein, this Transition Agreement does not waive or release any rights or claims Executive may have to indemnification, defense, advancement, or insurance coverage under Executive’s Indemnification Agreement dated August 25, 2020 (the “Indemnification Agreement”) or any law, regulation, bylaw, article of incorporation, or insurance policy. This release does not extend to any obligations incurred under this Transition Agreement. This release does not release claims that cannot be released as a matter of law. Any disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Transition Agreement, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits.

5. Acknowledgment of Waiver of Claims under ADEA.  Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Transition Agreement.  Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Transition Agreement; (b) he has twenty-one (21) days within which to consider this Transition Agreement; (c) he has seven (7) days following his execution of this Transition Agreement to revoke this Transition Agreement; (d) this Transition Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Transition Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Transition Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Transition Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the Company’s Chief Executive Officer with a copy to its General Counsel that is received prior to the Effective Date. The Parties agree that changes to this Transition Agreement, whether material or immaterial, do not restart the running of the 21-day consideration period referenced above.
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6. Unknown Claims. Executive acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the Executive does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee. Executive, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.

7. Non-Competition, Non-Solicitation, Non-Interference, and Confidential Information.  Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, a copy of which is enclosed with this Transition Agreement as Exhibit A, specifically including the provisions therein regarding non-disclosure of the Company’s trade secrets and confidential and proprietary information, and Executive’s non-competition, non-solicitation, and non-interference obligations. Executive hereby grants consent to notification by the Company to any new employer about his obligations under the Confidentiality Agreement and this Section.  The Company hereby grants Executive consent to notify bona fide prospective and actual employers or business partners of his obligations under the Confidentiality Agreement and this Section.

8. No Cooperation.  Subject to the Protected Activity Section below, Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Transition Agreement. Executive agrees both to promptly notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within five (5) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

9. Protected Activity Not Prohibited.  Executive understands that nothing in this Transition Agreement, or any other agreement or policy of the Company, shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state, or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, he is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information under the Confidentiality Agreement to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product.
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10. Mutual Nondisparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to refrain from making any disparaging statements about Executive. Executive understands that the Company’s obligations under this Section extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of the Company.

11. No Admission of Liability.  Executive understands and acknowledges that with respect to all claims released herein, this Transition Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Transition Agreement. No action taken by the Company hereto, either previously or in connection with this Transition Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

12. Costs.  The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Transition Agreement.

13. ARBITRATION.  EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS TRANSITION AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS TRANSITION AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN TRAVIS COUNTY, TEXAS BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, INCLUDING THE TEXAS RULES OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH TEXAS LAW, TEXAS LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS TRANSITION AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.  SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
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14. Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Transition Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of international, federal, or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

15. Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Transition Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Transition Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

16. Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Transition Agreement shall continue in full force and effect without said provision or portion of provision.

17. Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Transition Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

18. Entire Agreement. This Transition Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this agreement and Executive’s continued employment with the Company during the Transition Period and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter herein and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement and the Equity Agreements.  Notwithstanding anything to the contrary herein, this Transition Agreement does not supersede or replace the Indemnification Agreement or any law, bylaw, article of incorporation or insurance policy that provides Executive a right to indemnification, defense, advancement, or insurance coverage.

19. No Oral Modification.  This Transition Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

20. Governing Law.  This Transition Agreement shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the Arbitration Section of this Transition Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of Texas.
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21. Effective Date.  Executive understands that this Transition Agreement shall be null and void if not executed by Executive within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Transition Agreement to revoke it. This Transition Agreement will become effective on the eighth (8th) day after Executive signed this Transition Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

22. Counterparts.  This Transition Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Transition Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

28. Voluntary Execution of Agreement.  Executive understands and agrees that he executed this Transition Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) he has read this Transition Agreement; (b) he has been represented in the preparation, negotiation, and execution of this Transition Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Transition Agreement and of the releases it contains; (d) he is fully aware of the legal and binding effect of this Transition Agreement; and (e) has not relied upon any representations or statements made by the Company that are not specifically set forth in this Transition Agreement.
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IN WITNESS WHEREOF, the Parties have executed this Transition Agreement on the respective dates set forth below.

JASON GREEN, an individual

Dated: Nov 14, 2022	/s/ Jason Green

NATIONAL INSTRUMENTS CORPORATION

Dated: Nov 14, 2022	By:	/s/ Eric Starkloff
Eric Starkloff Chief Executive Officer

Signature Page to Transition Agreement
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EXHIBIT A: To the Transition Agreement and Release

Copy of Executive’s Executive Employment Agreement and Accompanying Confidentiality Agreement
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NATIONAL INSTRUMENTS CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT
This Employment Agreement (this “Agreement”) by and between Jason Green (“Executive”) and National Instruments Corporation (“Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) is dated to be effective as of February 22, 2021 (the “Effective Date”).
RECITALS
WHEREAS, the Company currently employs Executive as Chief Revenue Officer and Executive Vice President, Portfolio BU and seeks to enter into an agreement embodying the terms of such continuing employment; and
WHEREAS, Executive desires to accept such continuing employment and enter into such an agreement.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
AGREEMENT
1. Duties and Scope of Employment.
(a) Positions and Duties.  As of the Effective Date, Executive will continue to serve as Chief Revenue Officer and Executive Vice President, Portfolio BU and continue reporting to the Company’s Chief Executive Officer and President, Eric Starkloff (“Manager”).  Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as shall reasonably be assigned to him by his Manager.  The period of Executive’s employment under this Agreement is referred to herein as the “Employment Period.”
(b) Obligations.  During the Employment Period, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company.  For the duration of the Employment Period, Executive agrees not to engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without his Manager’s prior written approval and subject to the approvals required by the Conflict of Interest Policy for employees of the Company.
2. At-Will Employment.  The Parties agree that Executive’s employment with the Company will continue to be at-will employment and therefore may be terminated at any time with or without cause or notice, for any reason or no reason.  However, as described in this Agreement, Executive may be entitled to severance benefits depending on the circumstances of Executive’s termination of employment with the Company.  The Company requests that, in the event of Executive’s resignation, where practicable, Executive provide the Company with up to ninety (90) days’ advance notice.  The Company may, in its discretion, accelerate the separation date during that period without altering the nature of Executive’s resignation.  Any such requested notice period does not alter the at-will nature of Executive’s employment with the Company.
3. Compensation.
(a) Base Salary.  As of the Effective Date, Executive’s annual base salary will remain at a rate of Five Hundred Seventy-Five Thousand Dollars ($575,000) per annum payable in accordance with the Company’s normal payroll practices and subject to usual required withholdings.  The term “Base Salary” means the greater of a rate of Five Hundred Seventy-Five Thousand Dollars ($575,000) per annum or such greater, but not lower, rate of pay the Company might hereafter set for Executive.  The first and last payment of Executive’s Base Salary will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.

(b) Annual Bonus.  As of the Effective Date, Executive is eligible to participate in the Company Executive Incentive Program (“EIP”) with an annual target of eighty percent (80%) of Base Salary, with performance goals commensurate with Executive’s position, as specified by the Compensation Committee of the Board of Directors (the “Committee”) from time to time, as may be applicable.  The actual earned EIP bonus will be determined based on achievement of performance goals and paid no later than two and one-half (2-1/2) months following the end of the performance year.
(c) Restricted Stock Unit Award.  Pursuant to action by the Committee on January 19, 2021, Executive was granted restricted stock units with a grant dollar value of One Million Six Hundred Thousand Dollars ($1,600,000) (the “RSU Award”).  One-half of the restricted stock units subject to the RSU Award will be scheduled to vest annually over three (3) years subject to Executive’s continued service as an employee through each vesting date.  The remaining restricted stock units subject to the Initial Award will vest based on the Company’s total shareholder return performance in relation to the performance of the Russell 2000 index over a three (3)-year period commencing January 1, 2021 and subject further to Executive’s continued employment through the vesting date.  The RSU Award will be subject to the terms of the Company’s 2020 Equity Incentive Plan or a successor plan, as applicable, and to the standard approved form of service-based and performance-based restricted stock unit agreement thereunder (the “Equity Award Documents”) and to Executive’s continued employment through the award grant date.  Executive understands and agrees that, to the extent he becomes eligible for any future equity grants, such grant would be subject to any required Committee approval and subject to the relevant equity documents as then in effect at the Company.
4. Employee Benefits.  During the Employment Period, Executive and Executive’s eligible dependents will continue to be eligible to participate in Company employee benefit plans and perquisites and fringe benefit programs, including medical, dental, 401(k), and Company stock purchase plan, made available to other senior executive-level employees, as in effect from time to time.
5. Vacation.  During the Employment Period, Executive will be entitled to paid vacation in accordance with the Company’s then-current policy for other executive-level employees.
6. Severance Benefits.
(a) Termination Without Cause or Resignation for Good Reason.  If the Company terminates Executive’s employment involuntarily without Cause (excluding any termination due to death or Disability) or Executive resigns for Good Reason, then, subject to the limitations of Sections 7 and 8 below, Executive shall be entitled to receive: (i) continuing severance pay at a rate equal to one hundred percent (100%) of the Executive’s Base Salary, as then in effect (less applicable withholding), for a period of twelve (12) months from the date of such termination, paid in accordance with the Company’s normal payroll practices; (ii) to the extent not already earned and accrued, a lump sum equivalent to one hundred percent (100%) of Executive’s EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company (for avoidance of doubt in no case would Executive be entitled to more than one EIP bonus payment under the terms of this provision); (iii) accelerated vesting of Executive’s outstanding Company service-based restricted stock units that would have vested had Executive remained employed by the Company for twelve (12) months following the termination date, and subject to any required approval by the Committee, such approval not to be unreasonably withheld; and (iv) provided Executive timely elects healthcare continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), Company reimbursement of Executive for, or direct payment of, Executive’s COBRA premiums (at the coverage level in effect immediately prior to Executive’s termination) until the earlier of twelve (12) months following the termination date or the date Executive becomes covered under similar plans.  If the Company determines, in its sole discretion, that it cannot provide the foregoing benefit related to COBRA premiums without potentially violating, or being subject to an excise tax under, applicable law, the Company will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether Executive elects COBRA and continue until the earlier of twelve (12) months following termination or the date Executive becomes covered under similar plans.

(b) Change in Control Benefits.  Notwithstanding any contrary provision in the preceding paragraph, if a termination described in Section 6(a) occurs within the period beginning three (3) months prior to a Change in Control and ending twelve (12) months following a Change in Control, then the Executive will be entitled to receive the same severance in Section 6(a) except the severance amount in Section 6(a)(i) will be paid in a lump-sum on the sixtieth (60th) day following the termination date.  For avoidance of doubt, Executive’s equity awards will remain subject to the Change in Control vesting or other treatment as provided for under the terms of the Company’s equity plan and Executive’s equity award agreements, as applicable, notwithstanding Executive’s eligibility to receive vesting acceleration under Section 6(a)(iii) of this Agreement in the event of a termination described in Section 6(a).
(c) Voluntary Resignation; Termination for Cause.  If Executive’s employment with the Company or its Affiliates (as defined below) terminates (i) voluntarily by Executive (other than for Good Reason) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company, if applicable.
(d) Disability; Death.  If the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to Executive’s death, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements with the Company, if applicable.
(e) Accrued Compensation.  For the avoidance of any doubt, in the event of a termination of Executive’s employment with the Company or its Affiliates, Executive will be entitled to receive all accrued but unpaid base salary, any earned but unused vacation pay, and reimbursement for any unreimbursed expenses, in accordance with Company policies then in effect and applicable law.
(f) Transfer between the Company and Affiliates.  For purposes of this Section 6, Executive will not be determined to have been terminated without Cause, where Executive continues to remain employed by the Company or one of its Affiliates (e.g., upon transfer from on Affiliate to another); provided, however, that the Parties understand and acknowledge that any such transfer could potentially result in Executive’s ability to resign for Good Reason.
(g) Exclusive Remedy.  Severance benefits provided to the Executive pursuant to this Section 6 are in lieu of, and not in addition to, any benefits to which Executive may otherwise be entitled under any Company severance plan, policy, or program.
7. Conditions to Receipt of Severance.  Any severance payments, equity acceleration, or other payments or benefits under Section 6(a) and (b) above are conditioned on Executive’s not materially breaching the Proprietary Rights Agreement (defined below), including the restrictive covenants therein, in a manner that would be reasonably likely to result in a material injury or effect on the Company’s business, operations, prospects or reputation as determined by Executive’s Manager in his Manager’s sole reasonable discretion, and on Executive’s signing and not revoking a separation agreement and release, including a general release of claims against the Company and certain related persons and entities, in a form reasonably satisfactory to the Company (the “Release”) and such Release becoming effective in accordance with its terms (such date, the “Release Effective Date”) within sixty (60) days following Executive’s termination date (the “Release Deadline”), which both Parties agree to take all reasonable steps to accomplish.  Severance payments or benefits shall be paid or commence, as applicable, upon the first payroll date following the Release Effective Date and such payment will include the amount of any installment that would otherwise been paid prior to such payment date.  All other benefits, if any, due to Executive following a termination will be determined in accordance with the plans, policies and practices of the Company as then in effect.  Notwithstanding the foregoing, to the extent required to comply with Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder (“Section 409A”), if the sixty (60) day Release period spans two (2) calendar years, the severance payments will be delayed to the first scheduled payroll date in the second year (and will include all payments that would otherwise have been made prior to such date). Severance payments will not be paid or provided until the Release becomes effective and irrevocable.

8. Section 409A.  The Parties intend that this Agreement be interpreted to comply with or be exempt from Section 409A so that none of the severance payments or benefits provided hereunder will be subject to the additional tax imposed under Section 409A. For purposes of determining severance, a termination of employment shall mean not be deemed to have occurred unless the termination is also a “separation from service” within the meaning of Section 409A. If Executive is a “specified employee” within the meaning of Section 409A, then the severance and any other separation benefits payable upon a separation from service (whether under this Agreement or otherwise) that would constitute deferred compensation under Section 409A (the “Deferred Payments”), otherwise due to Executive on or within the six (6)-month period following Executive’s separation from service will accrue during such six (6)-month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s separation from service (such rule, the “Six Month Delay Rule”) or, if earlier, the date of Executive’s death. All subsequent Deferred Payments following the application of the Six Month Delay Rule, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit or, if earlier, upon the date of Executive’s death. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions that are necessary, appropriate or desirable to avoid subjecting Executive to an additional tax or income recognition under Section 409A prior to actual payment of any payments and benefits under this Agreement, as applicable. In no event will the Company reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.
9. Limitation on Payments.  In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s severance benefits under Section 6 will be either:
(a) delivered in full, or
(b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state, and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.  If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments; (ii) cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G); (iii) cancellation of accelerated vesting of equity awards; or (iv) reduction of employee benefits. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Executive’s equity awards.  Unless the Company and Executive otherwise agree in writing, any determination required under this Section 9 will be made in writing by a nationally recognized accounting or valuation firm (the “Firm”) selected by the Company, whose determination will be conclusive and binding upon Executive and the Company for all purposes.  For purposes of making the calculations required by this Section 9, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and Executive will furnish to the Firm such information and documents as the Accountants may reasonably request in order to make a determination under this Section.  The Company will bear all costs the Firm may reasonably incur in connection with any calculations contemplated by this Section 9.

10. Definitions.  The following terms referred to in this Agreement will have the following meanings:
(a) Affiliate.  “Affiliate” means Company and any other parent or subsidiary corporations of the Company, as such terms are defined in Section 424(e) of the Code.
(b) Cause.  “Cause” means the occurrence of one or more of the following: (i) Executive’s indictment for the commission of any felony or a misdemeanor involving deceit, material dishonesty or fraud, or any other such conduct by Executive that would reasonably be expected to result in material injury or reputational harm to the Company if Executive were retained in his position; (ii) Executive’s material violation of this Agreement, the Proprietary Rights Agreement, or any other material agreement with the Company, including any misappropriation or disclosure of confidential and proprietary information or trade secrets of the Company and its subsidiaries or affiliates; (iii) continued failure to substantially perform Executive’s duties with the Company (other than any such failure resulting from Executive’s Disability) after a written demand for substantial performance is delivered to Executive by his Manager, which is not substantially corrected by Executive to the reasonable satisfaction of his Manager within thirty (30) days of receipt of such demand; (iv) a breach by Executive of Executive’s fiduciary duties and responsibilities to the Company that would be reasonably likely to result in a material injury or effect on the Company’s business, operations, prospects or reputation; (v)  Executive’s participation in releasing financial statements known by Executive to be false or materially misleading or intentional submission of a false certification to the Securities and Exchange Commission or other governmental agency or authority;  (vi) a material violation of the Company’s Code of Ethics or other policies of the Company, that would be reasonably likely to result in a material injury or effect on the Company’s business, operations, prospects or reputation as determined by Executive’s Manager in his Manager’s sole reasonable discretion; or (vii)  failure to reasonably cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by his Manager to cooperate, or the destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
(c) Change in Control.  “Change in Control” means (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) a change in the effective control of the Company which occurs on the date that a majority of the members of the Board of Directors (“Board”) is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iv) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.  Notwithstanding the foregoing definition, any payment or benefit that would be considered deferred compensation subject to, and not exempt from, Section 409A, payable or to be provided upon a Change in Control shall only be paid or provided to Executive to the extent such event also qualifies as an event described in Internal Revenue Code Section 409A(a)(2)(A)(v).
(d) Disability.  “Disability” means Executive’s entitlement to benefits under Company’s long-term disability plan or if Executive does not participate in Company’s long term-disability plan, Executive’s inability, due to physical or mental incapacity, to perform Executive’s duties under this letter Agreement for a period of ninety (90) consecutive days or one-hundred twenty (120) days during any consecutive six (6)-month period.

(e) Good Reason.  “Good Reason” means Executive’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Executive’s written consent: (i) a material diminution of Executive’s authority relative to Executive’s authority in effect immediately prior to such diminution; provided, however, that a reduction in the Executive’s authority, duties, or responsibilities solely by virtue of the Company being acquired and made part of a larger entity does not constitute “Good Reason” (for example, “Good Reason” does not exist if the Executive is employed by the Company with substantially the same responsibilities with respect to the Company’s business that Executive had immediately prior to the Change in Control regardless of whether Executive’s title is revised to reflect Executive’s placement within the overall corporate hierarchy or whether Executive provides services to a subsidiary, affiliate, business unit or otherwise); or (ii) a material reduction by the Company in the base compensation or target bonus of the Executive as in effect immediately prior to such reduction, other than a reduction of up to 25% that is also applied to other senior executives of the Company such that Executive is not the only senior executive whose base compensation or target bonus is being reduced.  Executive’s resignation will not be deemed to be for Good Reason unless Executive has first provided the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date the Company receives such notice, and such condition has not been cured during such period.
11. Company Matters.
(a) Proprietary Information and Inventions.  Executive acknowledges and agrees that as a condition of his continued employment with the Company under this Agreement, he will be required to sign and comply with an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Proprietary Rights Agreement”), a copy of which is attached hereto as Exhibit A.  Executive further acknowledges and agrees that he will continue to abide by the Company Values and Guidelines and the Company Code of Ethics, which remain in full force and effect, as well as other Company policies as in effect from time to time.  In the event of any conflict between any pre-existing confidentiality, non-compete, or non-disclosure obligations and the terms of the restrictive covenants agreement set forth in the Proprietary Rights Agreement, the terms of the Proprietary Rights Agreement shall control.
(b)  Resignation on Termination.  On termination of his employment, regardless of the reason thereof, Executive shall immediately (and with contemporaneous effect) resign any directorships, offices, or other positions he may hold in the Company unless otherwise agreed in writing by the Parties.
(c) Notification of New Employer.  In the event that Executive leaves the employ of the Company, Executive grants consent to notification by the Company to Executive’s new employer about his rights and obligations under this Agreement and the Proprietary Rights Agreement.
12. Arbitration.  IN CONSIDERATION OF EXECUTIVE’S CONTINUED EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND EXECUTIVE’S RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO EXECUTIVE BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN, IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, INCLUDING ANY DISPUTES RELATED TO OR ARISING OUT OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION AS SET FORTH IN THE PROPRIETARY RIGHTS AGREEMENT, AND SUBJECT TO THE PROVISIONS THEREIN REGARDING PROTECTED ACTIVITY.
13. Assignment.  This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company.  Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes.  For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.  None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution.  Any other attempted assignment, transfer, conveyance, or other disposition of Executive’s right to compensation or other benefits will be null and void.

14. Notices.  All notices, requests, demands, and other communications called for under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, or sent by email directed to the Party to be notified at the physical address or email address indicated for such Party on the signature page to this Agreement, or at such other address or email address as such Party may designate by ten (10) days’ advance written notice to the other Party hereto.  All such notices and other communications shall be deemed given upon personal delivery, three (3) days after the date of mailing, or upon sending the email.
15. Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.
16. Integration.  This Agreement, together with the Proprietary Rights Agreement, any other agreements relating to proprietary rights between you and the Company, the Equity Award Agreements, the Indemnification Agreement, dated August 25, 2020, and the Company’s Employee Handbook and Code of Ethics, set forth the terms of Executive’s employment with the Company as of the Effective Date and supersede any prior representations and agreements, whether written or oral.  This Agreement supersedes any prior employment agreement between you and the Company, if any.
17. Tax Withholding.  All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
18. Waiver.  No Party to this Agreement shall be deemed to have waived any right, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and acknowledged by the Party to be charged with such waiver.  No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.
19. Governing Law.  This Agreement will be governed by the laws of the State of Texas (with the exception of its conflicts of law provisions). Subject to the arbitration provisions referenced above and without limiting such provisions, the Parties agree to exclusive venue in the state and federal courts in Austin, Texas.
20. Acknowledgment.  Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his legal counsel, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
21. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.
22. Effect of Headings.  The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year first above written.

“COMPANY”
NATIONAL INSTRUMENTS CORPORATION

By:  /s/ Eric Starkloff
     Eric Starkloff
     President & Chief Executive Officer

Address:

National Instruments Corporation
11500 N Mopac Expwy
Austin, TX 78759-3504
Attn: General Counsel
“EXECUTIVE”

/s/ Jason Green
Jason Green

Address:
3001 Welton Cliff Drive
Cedar Park, TX 78613

NATIONAL INSTRUMENTS CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT
SIGNATURE PAGE

Exhibit A

(Proprietary Rights Agreement)

AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT
As a condition of my employment with National Instruments Corporation (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation paid to me by the Company, I agree to the following provisions of this At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”):
1. At-Will Employment. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS NOT VALID UNLESS IN WRITING AND SIGNED BY THE CEO OF THE COMPANY. I ACKNOWLEDGE THAT MY EMPLOYMENT MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE.
2. Confidentiality.
A. Definition of Company Confidential Information. “Company Confidential Information” means information that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business that is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By way of example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information that I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
B. Nonuse and Nondisclosure. During and after my employment with the Company, I will hold in the strictest confidence and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the CEO of the Company. Prior to disclosure, when compelled by applicable law, I shall provide prior written notice to the CEO and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including, termination and legal action by the Company. I understand that my obligations under this section shall continue after termination of my employment and that nothing in this Agreement prevents me from engaging in protected activity, as described below.
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C. Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to, in writing, by such third party and the Company.
D. Third Party Information. I recognize that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information that the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and I agree to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties.
3. Ownership.
A. Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed, or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.F below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
B. Pre-Existing Materials. I will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including, without limitation, any such inventions that qualify as an “Other Invention” as defined below in Section 3.F (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of my employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto, as Exhibit A, a list describing all Prior Inventions that relate to the Company’s current or anticipated business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D. Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.D shall continue after the termination of this Agreement.
E. Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest and shall be irrevocable.
F. Exception to Assignments. I UNDERSTAND THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS (AS DEFINED UNDER SECTION 3.A ABOVE) TO THE COMPANY DO NOT APPLY TO ANY INVENTION FOR WHICH NO EQUIPMENT SUPPLIES, FACILITY, OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON MY OWN TIME (AN “OTHER INVENTION”) EXCEPT FOR THOSE OTHER INVENTIONS THAT RELATE: (A) DIRECTLY TO THE BUSINESS OF THE COMPANY; (B) TO THE COMPANY’S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT; OR (C) RESULT FROM ANY WORK I PERFORM FOR THE COMPANY. I WILL NOT INCORPORATE, OR PERMIT TO BE INCORPORATED, ANY OTHER INVENTION OWNED BY ME OR IN WHICH I HAVE AN INTEREST INTO A COMPANY PRODUCT, PROCESS OR SERVICE WITHOUT THE COMPANY’S PRIOR WRITTEN CONSENT. I WILL ADVISE THE COMPANY PROMPTLY IN WRITING OF ANY INVENTIONS THAT I BELIEVE MEET THE ABOVE CRITERIA AND ARE NOT OTHERWISE DISCLOSED ON EXHIBIT A TO PERMIT A DETERMINATION OF OWNERSHIP BY THE COMPANY. ANY SUCH DISCLOSURE WILL BE RECEIVED IN CONFIDENCE.
4. Conflicting Obligations. I agree that during my employment with the Company, I will not engage in any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company. I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement or my ability to be employed and perform services for the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law, as advised by counsel to the extent such advice is deemed necessary. I represent and warrant that after undertaking a careful search, I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of any such applicable agreements).

5. Notification of New Employer. If I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.
6. Company Policies. I agree to adhere to all policies of the Company, including, but not limited to, the Company’s insider trading and conflict of interest policies as well as policies governing use of the Company’s documents and the Company’s internet, email, telephone, and technology systems to which I will have access during my employment.
7. Covenant Not to Compete and No Solicitation.
A. Covenant Not to Compete. I agree that during the course of my employment and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not, without the prior written consent of the Company: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for (except for passive ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended); (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of; or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate myself with, any business whose business, products or operations are in any respect involved in the Covered Business.  For purposes of this Agreement, “Covered Business” shall mean any business in which the Company is engaged or in which the Company has plans to be engaged, or any service that the Company provides or has plans to provide.  The foregoing covenant shall cover my activities in every part of the Territory.  For purposes of this Agreement, “Territory” shall mean: (i) all counties in the State of Texas; (ii) all other states of the United States of America in which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of my relationship with the Company; and (iii) any other countries from which the Company maintains non-trivial operations or facilities, provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of my relationship with the Company.  Should I obtain other employment during my employment with the Company or within twelve (12) months immediately following the termination of my relationship with the Company, I agree to provide written notification to the Company as to the name and address of my new employer, the position that I expect to hold, and a general description of my duties and responsibilities, at least three (3) business days prior to starting such employment.
B. No Solicitation.
(1) Non-Solicitation of Customers.  I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company’s business in any way.  For purposes of this Agreement, “Customer” shall mean all persons or entities that have used or inquired of the Company’s services at any time during the two-year period preceding the termination of my employment with the Company.  I acknowledge and agree that the Customers did not use or inquire of the Company’s services solely as a result of my efforts, and that the efforts of other Company personnel and resources are responsible for the Company’s relationship with the Customers.  I further acknowledge and agree that the identity of the Customers is not readily ascertainable or discoverable through public sources, and that the Company’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company.
(2) Non-Solicitation of Employees.  I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of the Company to leave their employment with the Company, nor will I contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company.

(3) Non-Solicitation of Others.  I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with the Company at any time during the two-year period preceding the termination of my employment with the Company, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall I otherwise interfere with any business relationship between the Company and any such franchisee, joint venture, supplier, vendor or contractor.
C. Acknowledgements.  I acknowledge that I will derive significant value from the Company’s agreement to provide me with Company Confidential Information to enable me to optimize the performance of my duties to the Company.  I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use Company Confidential Information other than for the Company’s exclusive benefit and my obligations not to compete and not to solicit contained in subsections (A) and (B) above, is necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of the Company.  I also acknowledge the time, geographic and scope limitations of my obligations under subsections (A) and (B) above are fair and reasonable in all respects, especially in light of the Company’s need to protect Company Confidential Information and the scope and nature of the Company’s business, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company or solicit its customers, employees, or others during the period and within the Territory as described above.  In the event of my breach or violation of this Section 8, or good faith allegation by the Company of my breach or violation of this Section 8, the restricted periods set forth in this Section 8 shall be tolled until such breach or violation, or dispute related to an allegation by the Company that I have breached or violated this Section 8, has been duly cured or resolved, as applicable.  I agree that nothing in this Section 8 shall affect my continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 2.
D. Separate Covenants.  The covenants contained in subsections (A) and (B) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsections (A) and (B) above.  If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be revised, or if revision is not permitted it shall be eliminated from this Agreement, to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.  In the event that the provisions of subsections (A) and (B) above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.  In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, I and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
8. Representations. Without limiting my obligations under Section 3.D above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of the terms of this Agreement will not breach any agreement to keep confidential information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

9. Arbitration and Equitable Relief.
A. Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH ME, AND MY RECEIPT OF COMPENSATION, AND OTHER COMPANY BENEFITS, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT I MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. SEC. 1 ET SEQ.) (THE “FAA”).  THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT, AND ANY STATE COURT OF COMPETENT JURISDICTION SHALL COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA.  I FURTHER AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, I MAY BRING ANY ARBITRATION PROCEEDING ONLY IN MY INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE OR REPRESENTATIVE LAWSUIT OR PROCEEDING. TO THE FULLEST EXTENT PERMITTED BY LAW, I AGREE TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE TEXAS COMMISSION ON HUMAN RIGHTS ACT, CLAIMS RELATING TO EMPLOYMENT STATUS, COMPENSATION, CLASSIFICATION, HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT. TO THE FULLEST EXTENT PERMITTED BY LAW, I ALSO AGREE TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY, OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE, AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT I AGREE TO ARBITRATE, I HEREBY EXPRESSLY AGREE TO WAIVE, AND DO WAIVE, ANY RIGHT TO A TRIAL BY JURY. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.  I UNDERSTAND THAT NOTHING IN THIS AGREEMENT REQUIRES ME TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER THE SARBANES-OXLEY ACT OR OTHER LAW THAT EXPRESSLY PROHIBITS ARBITRATION OF A CLAIM NOTWITHSTANDING THE APPLICATION OF THE FAA.
B. Administration of Arbitration. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), AVAILABLE AT https://www.jamsadr.com/rules-employment-arbitration/. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UTILIZING JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, APPLYING THE STANDARDS SET FORTH FOR SUCH MOTIONS UNDER THE TEXAS RULES OF CIVIL PROCEDURE. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. THE COMPANY AGREES THAT THE COMPANY WILL PAY FOR ANY FEES OR COSTS CHARGED BY JAMS OR THE ARBITRATOR OR COURT REPORTERS, INCLUDING ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT I SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT I INITIATE, BUT ONLY SO MUCH OF THE FILING FEES AS I WOULD HAVE INSTEAD PAID HAD I FILED A COMPLAINT IN A COURT THAT WOULD HAVE HAD JURISDICTION OVER SUCH COMPLAINT. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, INCLUDING THE TEXAS RULES OF CIVIL PROCEDURE AND THE TEXAS RULES OF EVIDENCE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT-OF-LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH TEXAS LAW, TEXAS LAW SHALL TAKE PRECEDENCE. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN TRAVIS COUNTY, TEXAS.

C. Remedy. EXCEPT AS PROVIDED BY THE FAA OR THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE FAA OR THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN A COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.
D. Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH AN ADMINISTRATIVE BODY OR GOVERNMENT AGENCY AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT. THIS AGREEMENT DOES PRECLUDE ME FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
E. Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.
10. Miscellaneous.
A. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Texas without regard to Texas’ conflicts-of-law, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. To the extent that any lawsuit is permitted under this Agreement, the Company and I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Travis County, Texas for any lawsuit filed against me by the Company or against the Company by me.
B. Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to my obligations in Section 2.D. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all, or substantially all, of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.

C. Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us. I represent and warrant that I am not relying on any representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions, or any other terms of my employment will not affect the validity or scope of this Agreement.
D. Severability. If a court or other body of competent jurisdiction finds, or the parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.
E. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the CEO of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
F. Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.
11. Protected Activity Not Prohibited. I understand that nothing in this Agreement limits or prohibits me from filing and/or pursuing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state, or local government agency or commission, including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. In addition, nothing in this Agreement, including its definition of Company Confidential Information, is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, nor to deny employees the right to disclose information pertaining to sexual harassment or any unlawful or potentially unlawful conduct, as protected by applicable law. I further understand that I am not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. In addition, I hereby acknowledge that the Company has provided me with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit B.

Date: February 19, 2021	/s/ Jason Green
Signature

Jason Green
Name of Employee (typed or printed)

EXHIBIT A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP
Title	Applicable Date	Identifying Registration Number or Brief Description

_X__ No inventions or improvements
___ Additional Sheets Attached

Date: February 19, 2021	/s/ Jason Green
Signature

Jason Green
Name of Employee (typed or printed)

EXHIBIT B
SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

EXHIBIT B: To the Transition Agreement and Release

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Separation Agreement”) is made by and between Jason Green (“Executive”) and National Instruments Corporation (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, the Parties have entered into a Transition Agreement and Release (the “Transition Agreement”) to which this Separation Agreement is attached as Exhibit B, and all terms capitalized but not defined in this Separation Agreement shall have the meanings given to them in the Transition Agreement; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
COVENANTS

1. Consideration.  In consideration of Executive’s execution of this Separation Agreement, and contingent upon Executive’s fulfillment of all of the terms and conditions set forth herein, and provided Executive does not revoke this Separation Agreement under Section 6 below, the Company agrees as follows:

a. Continued Employment During the Transition Period.  The Company has allowed Executive to continue employment with the Company during the Transition Period in consideration for his agreement to sign this Separation Agreement on or after the Separation Date.

b. Separation Payment. The Company agrees to pay Executive a total of Five Hundred Ninety-Five Thousand Dollars and No Cents ($595,000.00), at the gross rate of Twenty-Two Thousand Eight Hundred Eighty-Four Dollars and Sixty-Two Cents ($22,884.62) per bi-weekly payroll period, less applicable withholdings, for twelve (12) months from the first regular payroll date following the Effective Date (as defined below), in accordance with the Company’s regular payroll practices.

c. Accelerated Vesting. The Compensation Committee of the Company’s Board of Directors having already approved accelerated vesting as provided in this Section 1(c), upon the Effective Date of this Separation Agreement, the Equity Awards that are subject only to service-based vesting will vest as to the portion of each applicable Equity Award that would be scheduled to vest if Executive had remained employed through December 31, 2023. For the avoidance of doubt, 22,582 shares of the Company’s common stock are subject to accelerated vesting pursuant to this Section 1(c). For the further avoidance of doubt, any Equity Awards subject to performance-based vesting that will vest after the Separation Date will not vest pursuant to this Separation Agreement. This Section 1(c) expressly acts as an amendment to the Equity Documents memorializing any Equity Awards.  Other than as amended by this Section 1(c), the Equity Awards will continue to be governed by the terms and conditions of the Equity Documents.

d. Supplemental Payment In Lieu of Executive Incentive Program Payout. The Company agrees to pay Executive a lump sum total of Five Hundred Ninety-Five Thousand Dollars and No Cents ($595,000.00), less applicable withholdings, which is equivalent to one hundred percent (100%) of Executive’s bonus, at an annual target of one hundred percent (100%) of Executive’s base salary, for which Executive would have been eligible under the Executive Incentive Program had he remained employed on the bonus payment date.  This payment will be made to Executive at such time the Executive Incentive Program bonus is paid to other senior executives of the Company.
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e. COBRA. The Company shall reimburse Executive for, or pay directly on Executive’s behalf, the premiums for healthcare continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Executive and Executive’s eligible dependents (as applicable) through December 31, 2023, or until Executive has secured health insurance coverage through another employer, whichever occurs first (the “COBRA Continuation Period”), provided Executive timely elects COBRA continuation coverage within the time period prescribed pursuant to COBRA. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA reimbursement benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Executive a taxable payment in an amount equal to the monthly COBRA premium that he would be required to pay to continue the Executive’s group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will apply to each month remaining in  the COBRA Continuation Period for which such determination has been made.

f. Company-Owned Laptop Computer. The Company agrees to transfer ownership of the Company-owned laptop computer issued to Executive during his employment to Executive upon the Effective Date of this Separation Agreement; provided, however, that the laptop computer will be wiped and reset by the Company before ownership is transferred to Executive.

g. Acknowledgement. Executive acknowledges that without this Separation Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1.

2. Equity Awards.  The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to receive from the Company, pursuant to the vesting of outstanding Equity Awards, Executive will be considered to have vested only up to the Separation Date; provided, however, that Executive is eligible for acceleration of vesting of certain Equity Awards subject to service-based vesting as set forth in Section 1(c) of this Separation Agreement.  All unvested shares subject to outstanding Equity Awards as of the Separation Date will terminate on the Separation Date (excluding, for avoidance of doubt, any shares for which vesting is accelerated under Section 1(c) of this Separation Agreement). Other than as set forth in Section 1(c) of this Separation Agreement, the Equity Awards shall continue to be governed by the terms and conditions of the Equity Documents.

3. Benefits.  Executive’s health insurance benefits shall cease on the last day of the month in which he is employed by the Company, subject to his right to continue his health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock, and the accrual of bonuses, vacation, and paid time off, cease as of the Separation Date.

4. Payment of Salary and Receipt of All Benefits.  Executive acknowledges and represents that, other than the consideration set forth in this Separation Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, vesting, and any and all other benefits and compensation that may be due to Executive.

5. Release of Claims.  Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, “Releasees”). Executive, on his behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any Releasee arising from any omissions, acts, facts, or damages occurring up until and including the date Executive signs this Separation Agreement, including, without limitation:
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a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the Texas Payday Act, the Texas Workers’ Compensation Act, and Chapter 21 of the Texas Labor Code (also known as the Texas Commission on Human Rights Act);

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Separation Agreement; and

h. any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything to the contrary herein, this Separation Agreement does not waive or release any rights or claims Executive may have to indemnification, defense, advancement, or insurance coverage under the Indemnification Agreement or any law, regulation, bylaw, article of incorporation, or insurance policy. This release does not extend to any obligations incurred under this Separation Agreement. This release does not release claims that cannot be released as a matter of law. Any disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Separation Agreement, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits.
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6. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Separation Agreement.  Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled.  Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Separation Agreement; (b) he has twenty-one (21) days within which to consider this Separation Agreement; (c) he has seven (7) days following his execution of this Separation Agreement to revoke this Separation Agreement; (d) this Separation Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Separation Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.  In the event Executive signs this Separation Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Separation Agreement.  Executive acknowledges and understands that revocation must be accomplished by a written notification to the Company’s Chief Executive Officer that is received prior to the Effective Date.  The Parties agree that changes to this Separation Agreement, whether material or immaterial, do not restart the running of the 21-day consideration period referenced above.

7. Unknown Claims. Executive acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee.  Executive, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.

8. No Pending or Future Lawsuits.  Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9. Confidentiality.  Subject to the Protected Activity Section below, Executive agrees to maintain in complete confidence the existence of this Separation Agreement, the contents and terms of this Separation Agreement, and the consideration for this Separation Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Executive may disclose Separation Information only to Executive’s immediate family members, the Court in any proceedings to enforce the terms of this Separation Agreement, Executive’s attorney(s), and Executive’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that Executive will not publicize, directly or indirectly, any Separation Information.  The Company hereby grants Executive consent to notify bona fide prospective and actual employers or business partners of his obligations under the Confidentiality Agreement.

10. Non-Competition, Non-Solicitation, Non-Interference, and Confidential Information.  Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, a copy of which is enclosed with this Transition Agreement as Exhibit A, specifically including the provisions therein regarding non-disclosure of the Company’s trade secrets and confidential and proprietary information, and Executive’s non-competition, non-solicitation, and non-interference obligations. Executive hereby grants consent to notification by the Company to any new employer about his obligations under the Confidentiality Agreement and this Section. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all documents and other items provided to Executive by the Company (with the exception of the Company-owned laptop computer issued to Executive during his employment, as provided in Section 1(f), and a copy of personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company.
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11. No Cooperation.  Subject to the Protected Activity provision below, Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Separation Agreement. Executive agrees both to promptly notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within five (5) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

12. Protected Activity Not Prohibited.  Executive understands that nothing in this Separation Agreement, or any other agreement or policy of the Company, shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, he is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

13. Mutual Nondisparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to refrain from making any disparaging statements about Executive. Executive understands that the Company’s obligations under this Section extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of the Company.

14. No Admission of Liability.  Executive understands and acknowledges that with respect to all claims released herein, this Separation Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Separation Agreement. No action taken by the Company hereto, either previously or in connection with this Separation Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
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15. Costs.  The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Separation Agreement.

16. ARBITRATION.  EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS SEPARATION AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN TRAVIS COUNTY, TEXAS BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”).  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, INCLUDING THE TEXAS RULES OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION.  TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH TEXAS LAW, TEXAS LAW SHALL TAKE PRECEDENCE.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.  SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

17. Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Separation Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Separation Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).
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18. Section 409A.  It is intended that this Separation Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Separation Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  The Company and Executive will work together in good faith to consider either (a) amendments to this Separation Agreement; or (b) revisions to this Separation Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

19. Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Separation Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Separation Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20. Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Separation Agreement shall continue in full force and effect without said provision or portion of provision.

21. Entire Agreement. This Separation Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this agreement and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter herein and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement and the Equity Agreements.  Notwithstanding anything to the contrary herein, this Separation Agreement does not supersede or replace the Indemnification Agreement or any law, bylaw, article of incorporation or insurance policy that provides Executive a right to indemnification, defense, advancement, or insurance coverage.

22. No Oral Modification.  This Separation Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

23. Governing Law.  This Separation Agreement shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the Arbitration Section of this Separation Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of Texas.

24. Effective Date.  Executive understands that this Separation Agreement shall be null and void if not executed by Executive within twenty-one (21) days from Executive’s Separation Date. If for any reason Executive terminates employment before the Separation Date, Executive shall execute this this Separation Agreement within twenty-one (21) days from Executive’s actual date of separation of employment. Each Party has seven (7) days after that Party signs this Separation Agreement to revoke it. This Separation Agreement will become effective on the eighth (8th) day after Executive signed this Separation Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
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25. Counterparts.  This Separation Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Separation Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

26. Voluntary Execution of Agreement.  Executive understands and agrees that he executed this Separation Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) he has read this Separation Agreement; (b) he has been represented in the preparation, negotiation, and execution of this Separation Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Separation Agreement and of the releases it contains; (d) he is fully aware of the legal and binding effect of this Separation Agreement; and (e) has not relied upon any representations or statements made by the Company that are not specifically set forth in this Separation Agreement.

[SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, the Parties have executed this Separation Agreement on the respective dates set forth below.

JASON GREEN, an individual

Dated: _________________
Jason Green

NATIONAL INSTRUMENTS CORPORATION

Dated: _________________	By:
Eric Starkloff Chief Executive Officer

Signature Page to Separation Agreement

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